Exhibit 10.1

GENESIS MOREHOUSE AT 5510

LEASE

BP3-SD5 5510 MOREHOUSE DRIVE LLC,
a Delaware limited liability company

as Landlord,

and

QUANTUM-SI INCORPORATED,
a Delaware corporation

as Tenant

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)			DESCRIPTION

1.	Date:		June ___, 2021

2.	Landlord:		BP3-SD5 5510 Morehouse Drive LLC a Delaware limited liability company

3.	Address of Landlord (Section 24.19):

BP3-SD5 5510 Morehouse Drive LLC
4380 La Jolla Village Drive, Suite 230
San Diego, CA 92122
Attention: W. Neil Fox, III, CEO

with a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP

600 West Broadway, 27th Floor

San Diego, California 92101

Attention: Martin L. Togni, Esq.

For payment of Rent only:

BP3-SD5 5510 Morehouse Drive LLC

PO Box 25073

Pasadena, CA 91185-5073

4.	Tenant:		Quantum-Si Incorporated a Delaware corporation

5.	Address of Tenant (Section 24.19)

530 Old Whitfield Street

Guilford, CT 06437

Attention: General Counsel

(Prior to Lease Commencement Date)

And

5510 Morehouse

San Diego, California 92121

Attention: General Counsel

(After Lease Commencement Date)

6.	Premises (Article 1):

	6.1	Premises:	25,586 rentable square feet of space located on the fourth (4th) floor of the Building (as defined below), as depicted on Exhibit A attached hereto.

TERMS OF LEASE (References are to the Lease)			DESCRIPTION

	6.2	Building:	The Premises are located in the building whose address is 5510 Morehouse Drive, San Diego, California (the “Building”).
7.	Term (Article 2):

	7.1	Lease Term:	Seventy-six (76) months.

	7.2	Lease Commencement Date:	September 1, 2021.

	7.3	Lease Expiration Date:	December 31, 2027.

8.	Base Rent (Article 3):

			Monthly Rental
Lease	Annual	Monthly Installment	Rate per Rentable
Year/Months	Base Rent	of Base Rent*	Square Foot**
***09/01/21–08/31/22	$1,406,206.56	$117,183.88	$4.58
09/01/22 – 08/31/23	$1,448,392.80	$120,699.40	$4.72
09/01/23 – 08/31/24	$1,491,844.56	$124,320.38	$4.86
09/01/24 – 08/31/25	$1,536,599.88	$128,049.99	$5.00
09/01/25 – 08/31/26	$1,582,697.88	$131,891.49	$5.15
09/01/26 – 08/31/27	$1,630,178.76	$135,848.23	$5.31
09/01/27 – 12/31/27	$1,679,084.16	$139,923.68	$5.47

*The initial monthly installment of Base Rent amount was calculated by multiplying the initial monthly Base Rent per rentable square foot amount by the number of rentable square feet of space in the Premises, and the Annual Base Rent amount was calculated by multiplying the initial monthly installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of the full calendar month that is Lease Month 13, the calculation of each monthly installment of Base Rent amount reflects an annual increase of three percent (3.0%) and each Annual Base Rent amount was calculated by multiplying the corresponding monthly installment of Base Rent amount by twelve (12).

**The amounts identified in the column entitled “Monthly Rental Rate per Rentable Square Foot” are rounded amounts provided for information purposes only.

***Subject to abatement as provided in Article 3.

9.	Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (Section 4.2.6):	23.74% (25,586 rentable square feet within the Premises/107,754 rentable square feet within the Building).

10.	Security Deposit (Article 20):	$117,183.88

TERMS OF LEASE (References are to the Lease)		DESCRIPTION

11.	Brokers (Section 24.25):	Jones Lang LaSalle Brokerage, Inc. representing Landlord and Tenant.

12.	Parking (Article 23):	Total of seventy-seven (77) unreserved parking spaces (three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises).

EXHIBITS:

Exhibit A	Outline of Floor Plan of Premises
Exhibit A-1	Site Plan of Project
Exhibit B	Tenant Work Letter
Exhibit C	Confirmation of Lease Terms/Amendment to Lease
Exhibit D	Rules and Regulations
Exhibit E	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit F	Storage Area
Rider 1	Extension Option Rider

Abated Rent 4
Accountant 10
Additional Allowance Exhibit B
Additional Rent 4
Affected Areas 13
Affiliate Assignee 28
Allowance Exhibit B

(i)

Allowances Exhibit B

Alterations 18

Amortization Period Exhibit B

Amortization Rent Exhibit B

Approved Working Drawings Exhibit B

Bankruptcy Code 31

Base Rent 4

Base, Shell and Core Exhibit B

Brokers 38

Building 2

Calendar Year 5

CASp Reports 3

Confirmation/Amendment Exhibit C

Conservation Costs 5

Construction 39

Construction Drawings Exhibit B

Contractor Exhibit B

Corrective Action 13

Cost Pools 6

Declaration 11

Documents 12

Environmental Law 11

Environmental Permits 12

Estimate 9

Estimate Statement 9

Estimated Expenses 9

Excluded Changes 33

Exercise Date Rider 1

Exercise Notice Rider 1

Exit Survey 28

Expense Year 5

Extension Option Rider 1

Extension Rider Rider 1

Fair Market Rental Rate Rider 1

Final Space Plan 1

Force Majeure 37

Hazardous Materials 12

Hazardous Materials List 12

Holdover Notice 29

Holidays 16

HVAC 15

Interest Notice Rider 1

Interest Rate 10

Landlord 1

Landlord Parties 14

Lease 1

Lease Commencement Date 3

Lease Expiration Date 3

Lease Term 3

Lease Year 3

Notices 37

OFAC 38

Operating Expenses 5

Option Rent Rider 1

Option Rent Notice Rider 1

Option Term Rider 1

(ii)

Original Tenant 28

Other Buildings 9

Other Existing Buildings 1

Over-Allowance Amount Exhibit B

Parking Areas 1

Parking Operator 34

Permits Exhibit B

Premises 1

Premises Systems 18

Prohibited Alterations 18

Project 1

Proposition 13 7

Release 12

Rent 4

Rent Commencement Date Exhibit C

Revenue Code 25

Review Period 10

Security Deposit 33

Sensor Areas 39

Statement 8

Storage Area 14

Subject Space 25

Subleasing Costs 26

Summary 1

Systems and Equipment 7

Tax Expenses 7

Tenant 1

Tenant Delay(s) Exhibit B

Tenant Improvements 1

Tenant Work Letter Exhibit B

Tenant’s Parties 12

Tenant’s Share 8

Transfer Notice 25

Transfer Premium 26

Transferee 25

Transfers 25

Utilities Costs 8

Water Sensors 39

Wi-Fi Network 19

Working Drawings Exhibit B

(iii)

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between BP3-SD5 5510 Morehouse Drive LLC, a Delaware limited liability company (“Landlord”), and Quantum-Si Incorporated, a Delaware corporation (“Tenant”).

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1            Project, Building and Premises.

1.1.1            Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A.

1.1.2            Building and Project. The Building consists of four (4) floors with a total of 107,754 rentable square feet and is part of a multi-building commercial project known as “Genesis Morehouse”, located in the City of San Diego. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing buildings located at 5550 Morehouse Drive, 5580 Morehouse Drive and 5590 Morehouse Drive within the site (collectively, the “Other Existing Buildings”); (iii) any outside plaza areas, walkways, driveways, courtyards, private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed servicing the Building and/or the Other Existing Buildings, which are designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, the Other Existing Buildings and any such other improvements; (iv) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of the Project and/or any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (v) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A-1. The Building, as well as each of the Other Existing Buildings contain parking areas (“Parking Areas”). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) other than Landlord’s ongoing repair and maintenance obligations, Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-1 attached hereto (as the same may be modified by Landlord (and/or any other owners of the Project) from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in this Lease or the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord (and/or any other owners of the Project) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party’s sole election, as more particularly set forth in Section 1.1.3 below.

1.1.3            Tenant’s and Landlord’s Rights. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord (and/or any other owners of the Project) from time to time as common areas for the Building or Project; provided, however, that (i) Tenant’s use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, nondiscriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Existing Buildings without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of the Project) reserve the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Existing Buildings for telecommunications and/or any other purposes, and to do any of the following, so long as the same does not unreasonably interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights and does not materially increase the obligations or materially decrease the rights of Tenant under this Lease: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including any of the Other Existing Buildings) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Buildings and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses (provided the same do not result in any material increase in Tenant’s costs under this Lease); and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2            Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Lease Commencement Date (subject to Landlord’s obligation to complete the Spec Improvements and Tenant Improvements in accordance with this Lease and the Work Letter); provided, however, that the Base, Shell and Core of the Building (as defined in Section 1 of Exhibit B), which includes the Systems and Equipment, the base building HVAC, plumbing, life safety and electrical systems of the Building as well as the parking lot, roof and roof membrane, shall be in good working order on the Lease Commencement Date. Landlord agrees to use commercially reasonable efforts to cure any latent defects in such systems pursuant to any existing warranties pertaining to the Base, Shell and Core before including such costs in Operating Expenses. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant’s responsibility and Tenant’s failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant’s obligations under this Lease). For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before that date which is ten (10) days after the date hereof (or at any time when required in order for Tenant to comply with any applicable law enacted after the date of this Lease); (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp reasonably approved by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (4) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant’s receipt thereof; and (D) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards and which are required to be performed under then-existing applicable laws, then Tenant will pay for such corrections within the Premises and Landlord will perform corrections relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair under the Lease (as amended hereby), and the cost of such improvements, alterations, modifications and/or repairs will be (i) paid by Tenant within ten (10) business days after Tenant’s receipt of an invoice therefor from Landlord if Tenant voluntarily requested the CASp inspection or (ii) will be included in Operating Expenses if such CASp inspection was required to comply with a law enacted after the date of this Lease.

1.3            Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. Such square footage figure shall be binding on Landlord and Tenant for the entire Lease Term absent a casualty or condemnation that affects the actual size of the Premises or an actual change in the size of the Building or the Project. In any such event, the rentable square feet of the Premises and the Building shall be calculated by Landlord using a commercially reasonable measurement method that is substantially consistent with then industry custom and practice.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. Tenant’s early entry/early occupancy rights are set forth in Section 5.1 of Exhibit B. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. Tenant acknowledges and agrees that Landlord’s improvement work in the Premises will be performed during Tenant’s occupancy of the Premises after the Lease Commencement Date; however, Tenant will have the right to occupy the Premises sixty (60) days prior to the Lease Commencement Date pursuant to (and subject to) Section 5.1 of Exhibit B. Landlord anticipates that the Premises will be Substantially Completed and that Substantial Completion (as defined in Exhibit B) of the Premises will occur on or before January 7, 2022 (“Anticipated Substantial Completion Date”). If the Premises is not Substantially Completed on or before the Anticipated Substantial Completion Date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected; provided that if the Premises is not Substantially Completed on or before the thirtieth (30th) day following the Anticipated Substantial Completion Date, subject to deferral for Tenant Delays (in accordance with Section 4.2 of the Tenant Work Letter) and Force Majeure delays (as defined in Section 24.17 hereof), then Tenant shall receive one (1) Free Rent Day (as hereinafter defined) for each day that elapses from and after the thirtieth (30th) day following the Anticipated Commencement Date until and including the date on which Landlord delivers possession of the Premises to Tenant Ready for Occupancy. A “Free Rent Day” means a day for which Tenant has no obligation to pay Base Rent after the Anticipated Commencement Date (as the same may be extended as provided above). Tenant further acknowledges and agrees that Landlord’s performance of such work shall not constitute a constructive eviction nor entitle Tenant to any abatement of Rent. Landlord and Tenant will cooperate with one another to allow the Landlord’s work in the Premises to be completed as expeditiously as possible after the Lease Commencement Date. Following the Lease Commencement Date, Landlord may deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, confirming, among other things, the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within ten (10) business days after Tenant’s receipt thereof.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an amount equal to $143,982.66, which amount shall be comprised of the following: (i) the Base Rent payable by Tenant for the Premises for the thirteenth (13th) full month of the Lease Term (i.e., $120,699.40); and (ii) the Estimated Expenses (as defined below but excluding the management fee) payable by Tenant for the Premises for the first (1st) full month of the Lease Term (i.e., $23,283.26). If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

Notwithstanding anything to the contrary contained herein and so long as Tenant is not then in default under this Lease (beyond the expiration of all applicable notice and cure periods), Landlord hereby agrees to abate Tenant’s obligation to pay (i) one hundred percent (100%) of Tenant’s Monthly Base Rent for the first (1st) full calendar month of the initial Lease Term (i.e., the month of September, 2021) and (ii) twenty-five percent (25%) of Tenant’s Monthly Base Rent for the second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th), eleventh (11th) and twelfth (12th) full calendar months of the initial Lease Term (i.e., the months of October, November and December, 2021, and January, February, March, April, May, June, July and August, 2022) (the “Abated Rent”). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the Event of Default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized balance of monthly Base Rent that was abated under the provisions of this Article 3.

ARTICLE 4

ADDITIONAL RENT

4.1           Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant’s Share of the annual Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2           Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1       “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2       “Expense Year” shall mean each Calendar Year.

4.2.3       “Operating Expenses” shall mean all expenses, costs and amounts which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing and renovating the utility systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other “Systems and Equipment” (as defined in Section 4.2.4 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the reasonable cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any governmentally mandated transportation system management program or similar governmentally mandated program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including reasonable consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including the cost of any management fee (not to exceed three percent (3%) of Tenant’s then annual Base Rent) but excluding the rental of any office space provided thereunder); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project at or below the level of Property Manager, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project (including but not limited to, the REA described in Article 5 hereof); (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Building and/or the Project to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation, or (III) which are Conservation Costs (as defined below) or (IV) to the extent consistent with Landlord’s repair and maintenance obligations under this Lease; provided, however, that any Operating Expense described in (I), (II), (III) or (IV) above, which is a capital expenditure shall be amortized (including reasonable interest on the unamortized cost) over the useful life of such capital expenditure determined in accordance with GAAP; and (xi)      the costs and expenses of complying with, or participating in, governmentally mandated conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”); provided that the cost to install the initial capital improvements necessary to obtain a LEED certification or similar conservation rating will not be included in Operating Expenses and only the ongoing repair, maintenance and replacement costs will be Operating Expenses. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Buildings (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to those components of Operating Expenses which vary based on occupancy for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Buildings and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and the Other Existing Buildings and/or among different tenants of the Project and/or among different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the “Cost Pools”). Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools; provided that such allocations do not result in an increase in Tenant’s monetary obligations hereunder.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.3, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (F) Utilities Costs; (G) Tax Expenses; (H) depreciation; (I) legal, auditing, consulting and professional fees (other than those legal, auditing, consulting and professional fees necessarily incurred in connection with the normal and routine maintenance and operation of the Premises, the Building and/or the Project) paid or incurred in connection with the negotiation or enforcement of leases, financings, refinances, sales, acquisitions, obtaining of permits or approvals, zoning proceedings or actions, environmental permits or actions, disputes with tenants, lawsuits, further development of the Project or any other extraordinary transactions, occurrences or events; (J) the cost incurred in performing work or furnishing services for individual tenants which work or services are in excess of the work and services required to be provided to Tenant under the Lease; (K) expenses for repair or replacement paid by proceeds of insurance, condemnation awards, or covered by warranties or guarantees; (L) costs incurred which are subject to reimbursement by tenants in the Building and/or the Project (including Tenant) or third parties (including insurance carriers); (M) cost of repairs, replacements or other work occasioned by fire, windstorm, earthquake or other casualty, or the exercise by governmental authorities of the right of eminent domain; (N) penalties and interest for late payment, including, without limitation, taxes, insurance, equipment leases and other past due amounts; (O) contributions to operating expense reserves other than assessment reserves pertaining to any association described in the CC&Rs; (P) contributions to charitable organizations; (Q) the cost of repair necessitated by the negligence of Landlord, its agents, employees, or contractors; (R) the cost of acquiring, installing, moving, insuring or restoring objects of art; (S) the initial cost of tools and equipment used in the operation of the Project; (T) all costs and expenses associated with replacing the structural elements of the Building including the foundations, load bearing walls, columns, structural steel, exterior walls, and roof structure (provided that the costs of maintaining and repairing such structural elements of the Building shall be included in Operating Expenses as provided above); (U) capital expenditures except as expressly included in the definition of Operating Expenses above; (V) costs incurred to comply with laws relating to the removal of Hazardous Materials (other than any Hazardous Materials for which Tenant is responsible under Section 5.2 below); (W) costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant; (X) any costs incurred to redevelop or expand the Project.

4.2.4        “Systems and Equipment” shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, lab, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

4.2.5        “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Buildings and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Buildings and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Buildings and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.5.1            Tax Expenses shall include, without limitation:

(a)            Any tax on Landlord’s rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project;

(b)            Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(c)            Any assessment, tax, fee, levy, or charge in the nature of a real property tax or personal property tax allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(d)            Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(e)            Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses (Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as on account of Tax Expenses under this Article 4 for such Expense Year. The foregoing sentence shall survive the expiration or earlier termination of this Lease.)

4.2.5.2            Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses or Utilities Costs, (iii) any items paid by Tenant under Section 4.4 below; (iv) any penalty, late charge or interest imposed as a result of Landlord’s failure to pay Tax Expenses when due; (v) child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments; and (vi) any taxes for any time prior to the Lease Commencement Date or after the later to occur of (A) the expiration date of this Lease, or (B) the date Tenant vacates the Premises pursuant to Articles 15 and/or 16 hereof.

4.2.6        “Tenant’s Share” shall mean the percentage set forth in Section 9 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage.

4.2.7        “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Existing Buildings and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Existing Buildings and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project. For any utilities which Tenant pays directly (whether to Landlord or to the applicable utility provider), Utilities Costs will not include such utility cost for any other tenant premises in the Project.

4.3            Calculation and Payment of Additional Rent.

4.3.1        Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below; plus (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.

4.3.2        Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of June following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant’s Share thereof. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4; provided that any Statement must be delivered within eighteen (18) months after the end of the Calendar Year to which such Statement relates, and any items other than supplemental Tax Expenses not billed to Tenant within such eighteen (18) month period will be waived and Tenant will have no obligation to pay such amounts. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant’s Share of the Operating Expenses and/or Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3        Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Tenant’s Share of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be, and which shall indicate therein Tenant’s Share thereof (the “Estimated Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord’s delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4        Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Buildings and such other buildings as Landlord (and/or any other owners of the Project) may elect to construct and include as part of the Project from time to time (the Other Existing Buildings and any such other buildings are sometimes referred to herein, collectively, as the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association; provided such allocation is equitable) shall provide from time to time. Notwithstanding anything to the contrary contained in this Lease, to the extent that any item of Operating Expenses, Tax Expenses and Utilities Costs can be allocated to an individual building within the Project, such cost will be so allocated, and in the event any item of Operating Expenses, Tax Expenses and Utilities Costs are pooled and allocated by Landlord to individual buildings, the Building’s allocation will be based on either the rentable area of the Building as compared to the rentable area of other buildings in the pool or based on relative benefit received by the Building for such expense item. It is the intent of the parties that Tenant not be charged for any item of Operating Expenses, Tax Expenses and Utilities Costs solely attributable or which solely benefits another building within the Project.

4.4           Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1        said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; or

4.4.2        said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project.

4.5           Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days after notice the same is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided that the first late charge in any twelve (12) month period shall be waived. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6           Audit Rights. Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s main corporate office in San Diego during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement, unless Tenant notifies Landlord of such inspection objection and dispute, completes such inspection within six (6) months immediately following Landlord’s delivery of a Statement (the “Review Period”); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant’s exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, but not the obligation, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms selected by Landlord, which is not paid on a contingency basis and is not, and has not been, otherwise employed or retained by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by five percent (5%) or more of the total Operating Expenses, Tax Expenses and Utilities Costs which was the subject of the audit (in which case Landlord shall pay the cost of such audit). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon. So long as Tenant completes its review and disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement prior to the expiration of the Review Period, the completion of the audit by the Accountant need not be completed during the Review Period but must be completed within three (3) months thereafter. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST

5.1            Use. Tenant shall use the Premises solely for purposes consistent with the character of the Project as a first-class office and biotechnology project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Provided the same do not adversely affect Tenant’s ability to use the Premises for the uses permitted herein, Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project, including but not limited to, that certain Amendment in its Entirety and Restatement of Covenants, Conditions and Restrictions for Lusk/Mira Mesa Industrial Park, dated as of April 21, 1981, and recorded on June 8, 1981 in the Office of the County Recorder for San Diego County, California as Document No. 81-178070 (the existing “Declaration”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not decrease Tenant’s rights or increase Tenant’s obligations hereunder.

5.2            Hazardous Materials.

5.2.1        Definitions: As used in this Lease, the following terms have the following meanings:

(a)            “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.

(b)            “Environmental Permits” mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law.

(c)            “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), freon and other chlorofluorocarbons, “biohazardous waste,” “medical waste,” “infectious agent”, “mixed waste” or other waste under California Health and Safety Code §§ 117600 et, seq.

(d)            “Release” shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

5.2.2        Tenant’s Obligations – Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or Tenant’s operations at the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or Tenant’s operations at the Premises.

5.2.3        Tenant’s Obligations – Hazardous Materials. Except as expressly permitted herein, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees or contractors (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its reasonable discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit Tenant from operating its business for the uses permitted hereunder. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Lease Commencement Date a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List upon request of Landlord (not more often than annually) and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of applicable Environmental Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion as to any underground tank and in its reasonable discretion otherwise); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, in all cases which are installed, brought upon, stored, used, generated or released in or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties during the Term of this Lease. Notwithstanding the provisions of Article 14, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials, then it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

5.2.4        Landlord’s Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right, at Landlord’s sole cost and expense (unless a violation of this Article 5 is found to exist, in which case Tenant will reimburse Landlord for the reasonable cost of such assessment), to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant’s use of the Premises (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called “Phase I” assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with, at Landlord’s sole cost and expense (unless a violation of this Section 5.2 is found to exist which necessitates the preparation of further investigation or reports, in which case Tenant will reimburse Landlord for the reasonable cost of such investigation or reports), any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called “Phase II” report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless Tenant is in default under this Section 5.2.

5.2.5        Tenant’s Obligations to perform Corrective Action. If there has been a Release or threatened Release with respect to Hazardous Materials for which Tenant is responsible under this Section 5.2 emanating from the Premises that requires any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities (“Corrective Action”), Tenant shall immediately undertake Corrective Action with respect to contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Any Corrective Action performed by Tenant will be performed with Landlord’s prior written approval and in accordance with applicable Environmental Laws, at Tenant’s sole cost and expense and by an environmental consulting firm reasonably acceptable to Landlord. Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to such reasonable requirement as Landlord may impose, including an access fee to offset any reasonable cost to Landlord in allowing such access). Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord’s approval. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord’s or any third party’s business on the Premises, the Building and the Project. Landlord will provide reasonable access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant’s Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws (which will be satisfied by a closure letter from the applicable governmental authority). It shall be reasonable for Landlord to require Tenant to deliver a “no further action” letter or substantially similar document from the applicable governmental agency (provided that Tenant will not be required to provide such a letter if the applicable governmental agency refuses to do so for a reason other than Tenant’s failure to properly take such Corrective Action). Tenant agrees to install, at Tenant’s sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant’s consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user. Notwithstanding anything above to the contrary, if any clean-up or monitoring procedure is required by any applicable governmental authorities in, on, under or about the Premises and the Affected Areas during the Lease Term as a consequence of any Hazardous Materials contamination by Tenant or a Tenant Party and the procedure for clean-up is not completed (to the satisfaction of the governmental authorities) prior to the expiration or earlier termination of this Lease and as a result Landlord is not reasonably able to re-let the Premises then, at Landlord’s election, (i) this Lease shall be deemed renewed for a term commencing on the expiration or earlier termination of this Lease and ending on the date the clean-up procedure is anticipated to be completed; or (ii) Tenant shall be deemed to have impermissibly held over (and Article 16 of this Lease shall apply with full force and effect).

5.2.6        Tenant’s Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease. In the event of any release of Hazardous Materials caused by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to immediately take all reasonable steps Landlord deems necessary or appropriate to remediate such Release and prevent any similar future release to the reasonable satisfaction of Landlord and Landlord’s mortgagee(s). Tenant will, upon the request of Landlord at any time during which Tenant is not in compliance with this Section 5.2 (and in any event no earlier than sixty (60) days and no later than ten (10) days prior to the expiration of this Lease), cause to be performed an environmental audit of the Premises at Tenant’s expense by an established environmental consulting firm reasonably acceptable to Landlord. In the event the audit provides that Corrective Action is required then Tenant shall immediately perform the same at its sole cost and expense.

5.2.7        Tenant’s Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims (including personal injury claims), damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, or any Affected Area and which are caused by Tenant or any of Tenant’s Parties during the Term of this Lease, including (i) the presence in, on, under or about the Premises and the Affected Areas, of any Hazardous Materials caused by Tenant or any of Tenant’s Parties; (ii) Tenant’s or any Tenant Party’s use, treatment, storage, transportation, holding, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or Release of Hazardous Materials in or from the Premises; (iii) any non-compliance or violations of any Environmental Laws by Tenant during the Term; (iv) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas; (v) diminution in the value of the Premises and/or the Project; (vi) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities; (vii) sums paid in settlement of claims; (viii) reasonable attorneys’ fees, consulting fees and expert fees; (ix) the cost of any investigation of site conditions; and (x) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body (in all cases of (i)-(x), which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, or the Affected Areas and which are caused by Tenant or any of Tenant’s Parties during the Term of this Lease). For purposes of the indemnity provisions in this Section 5.2, any acts or omissions of Tenant and/or Tenant’s Parties shall be strictly attributable to Tenant. The provisions of this Section 5.2.7 will survive the expiration or earlier termination of this Lease.

5.2.8        Landlord’s Termination Option for Certain Environmental Problems. If Hazardous Materials are present at the Premises or Project (to the extent Tenant’s use and occupancy is affected) that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 5.2, such Hazardous Material condition will be subject to the terms and conditions of Article 11 below.

5.2.9        Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone, as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

5.2.10      Storage Area. Tenant shall, during the Lease Term, have the right to use one (1) dedicated general storage area in the location depicted on Exhibit F (the “Storage Area”). Tenant shall take such Storage Area in its “as-is” condition and Landlord shall not be obligated to make any improvements or repairs to the same; such improvement/repair responsibility shall be Tenant’s responsibility at Tenant’s sole cost and expense. The Storage Area shall be considered part of the Premises under this Lease except that no Rent shall be payable by Tenant for such Storage Area.

5.2.11      Limitations on Tenant’s Obligations. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability in connection with any Hazardous Materials (i) in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third party other than a Tenant Party or (ii) which may migrate into the Premises through air, water or soil, through no fault of Tenant or any Tenant Party. Landlord hereby represents and warrants that it is not aware of any Hazardous Materials existing on or under the Project in violation of Environmental Laws, or which are the subject of any remediation work as of the date of this Lease. As Tenant’s sole remedy for Landlord’s breach of the foregoing representation and warranty, Landlord shall remediate such Hazardous Materials violation at Landlord’s sole cost and expense.

5.3           Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant’s operations. Landlord and Tenant therefore agree as follows:

5.3.1        Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

5.3.2        If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Premises, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with applicable laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s reasonable approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of applicable laws.

5.3.3        Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that emanate from the Premises. Any work Tenant performs under this Section 5.3 shall constitute Alterations.

5.3.4        Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.

5.3.5        If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors, fumes or exhaust.

ARTICLE 6

SERVICES AND UTILITIES

6.1           Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1        Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) to the office portions of the Premises sufficient for normal office use in the Premises from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and Saturdays 9:00 a.m. to 1:00 p.m., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the “Holidays”). Landlord shall provide HVAC to the lab portions of the Premises on a 24/7 basis.

6.1.2        Landlord shall provide adequate electrical wiring and facilities for power for use of the Premises for the uses permitted hereunder. Landlord shall designate the electricity utility provider from time to time.

6.1.3        Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.1.4        Landlord shall provide water in the Common Areas and Premises for lavatory, drinking, laboratory and landscaping purposes. Such cost shall be paid by Tenant as Additional Rent.

6.1.5        Landlord shall provide gas and sewer services and utilities to the Premises and the Project and trash pick-up from the Project.

6.2           Overstandard Tenant Use. Tenant shall not overload the Systems and Equipment serving the Building. If Tenant desires to use HVAC for the office portions of the Premises during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such HVAC to Tenant at such reasonable hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost to Landlord within ten (10) business days after billing, as additional rent. The hourly after-hours HVAC cost shall be equal to (A) the actual cost incurred by Landlord to supply such after-hours HVAC on an hourly basis (but based on a one (1) hour minimum provision of such after-hours HVAC), (B) increased wear and tear and depreciation of equipment to provide such after-hours HVAC, and (C) the pro rata maintenance costs related to such after-hours HVAC. The current after hours cost is $65.00 per hour.

6.3           Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and if Tenant is using excessive amounts of such utility, charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant’s Share of any utilities, then Tenant shall pay Landlord Tenant’s Share of Utilities Costs to reflect such excess.

6.4           Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.5           Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing and additional repairs and maintenance, provided that Tenant shall pay to Landlord within ten (10) business days after billing and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee.

6.6           Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors reasonably approved by Landlord. Tenant shall deposit trash as reasonably required in the area designated by Landlord from time to time. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within five (5) business days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

6.7           Energy Statements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Landlord’s request, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises may be shared with third parties, including Landlord’s consultants and governmental authorities.

6.8           Abatement of Rent When Tenant is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the “Eligibility Period”) as a result of (i) any repair, maintenance or alteration performed by Landlord after the applicable Lease Commencement Date and required to be performed by Landlord under this Lease or permitted pursuant to Section 5.2.9 above or Section 24.30 below, or (ii) any failure by Landlord to provide to the Premises any of the facilities for essential utilities and services required to be provided in Section 6.1 above, or (iii) any failure by Landlord to provide access to the Premises, or (iv) any remediation of Hazardous Materials by Landlord pursuant to Section 5.2.9 above, then Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in clauses (i), (ii), (iii) or (iv) of this sentence is within Landlord’s reasonable control and caused by Landlord’s negligence or willful misconduct or violation of this Lease. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.

6.9           Access. Subject to casualty or Force Majeure, Tenant shall have access to the Premises and parking area twenty-four (24) hours per day, seven (7) days per week.

ARTICLE 7

REPAIRS

7.1            Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, together with all portions of the HVAC, electrical, mechanical plumbing, life safety and lab systems from the point that such systems solely serves the Premises and all portions of all fume hoods and other exhaust systems (all such systems collectively being referred to as the “Premises Systems”), in good working order and condition. Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in good working order, condition and repair and in compliance with all applicable laws. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant’s maintenance of the Premises Systems shall comply with the manufacturers’ recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in forms satisfactory to Landlord in its reasonable discretion, which may require, without limitation, that any third party contractor provide Landlord with evidence of insurance as required by Landlord) for the Premises Systems in accordance with the manufacturers’ recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, satisfactory to Landlord in its reasonable discretion, who shall have not less than ten (10) years of experience in maintaining such systems in biotechnical facilities. Upon Landlord’s request, Tenant shall provide maintenance reports from any such contractors. Tenant shall be solely responsible for the cost of all non-structural improvements or alterations to the Premises or the Premises Systems required by law. Notwithstanding the foregoing, at Landlord’s option, or if Tenant fails to make such repairs after notice and a reasonable cure period, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building not to exceed 5%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. In addition, Landlord reserves the right, upon notice to Tenant, if Tenant is failing to properly maintain the Premises in accordance with this Lease, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof. Tenant shall, no later than January 31st of each calendar year during the Term, provide to Landlord a copy of the budget for maintenance, repairs and replacements at the Premises for the preceding calendar year, as well as a detailed summary of the amounts actually expended by Tenant during such period for maintenance, repairs and replacements at the Premises.

7.2            Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the structural portions of the Building, the roof and roof membrane, the basic plumbing, HVAC and electrical systems serving the Building and not exclusively serving the Premises, and all common areas, including all Parking Areas; provided, however, to the extent such maintenance and repairs are caused by the negligence or willful misconduct of Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Except as provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1            Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may adversely affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises (“Prohibited Alterations”). Notwithstanding the foregoing to the contrary, prior consent shall not be required with respect to any interior Alterations to the Premises which (i) are not Prohibited Alterations, (ii) cost less than Fifty Thousand Dollars ($50,000.00) for any one (1) job and, other than minor electrical, cabling and lighting work (such as adding an outlet or light switch), and (iii) do not require a building permit, so long as the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord’s rules, regulations and insurance requirements which govern contractors. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of three percent (3%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2            Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work provided such contractors’ rates are competitive in the market). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit (if required), issued by the city in which the Building is located, and in conformance with Landlord’s construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of Alterations costing in excess of Three Hundred Thousand Dollars ($300,000.00) and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3            Landlord’s Property. All Alterations, improvements, attached fixtures and/or equipment which may be installed or placed in or about the Premises (including, but not limited to, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant, except for the Tenant Improvements. Upon the expiration or early termination of the Lease Term, at Landlord’s election in its sole discretion, such Alterations, improvements, attached fixtures and/or equipment, or any of them, shall become the property of Landlord; provided that Tenant will be entitled to remove any water purification system installed by Tenant, dishwasher, ice machine or autoclave. Furthermore, Landlord may, by delivery of written notice at the time of Landlord’s consent to the installation of such items, require that Tenant remove such Alterations, improvements, attached fixtures and/or equipment, or any of them, upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any other provision of this Article 8 to the contrary, in no event shall Tenant remove or be required to remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements. For clarity, all of Tenant’s unattached equipment, fixtures, trade fixtures and other personal property within the Premises shall at all times remain the property of Tenant and may be removed from the Premises by Tenant at any time during the Term.

8.4            Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) business days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network; provided that Landlord will use commercially reasonable efforts to cause any party creating interference to cease such interference and Landlord will require that any third party installing equipment after the date of this Lease agree that it will not interference with existing equipment. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant’s compliance with the terms of this Section 8.4, and if a breach by Tenant of this Section is found, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord’s retention of such professionals, the research of such interference issues and confirmation of Tenant’s compliance with the terms of this Section 8.4 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services performed for or materials furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record (by bond or otherwise). If any such lien is not released and removed within ten (10) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant. In the event that Tenant leases or finances the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) business days after filing such financing statement, cause Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1         Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant other than that arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees or a violation of Landlord’s obligations under this Lease. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (“Indemnified Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the negligence, violation of this Lease or willful misconduct of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described above. Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and Tenant’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Tenant Indemnified Parties”) harmless from and against any and all Indemnified Claims arising or resulting from (a) any negligent or willful misconduct of Landlord or any of Landlord’s agents, employees, contractors or licensees in or about the Premises, the Building or the Project (collectively, “Landlord Parties”); and/or (b) any default by Landlord of any obligations on Landlord’s part to be performed under the terms of this Lease; provided, however, that Landlord’s indemnity obligations shall not extend to loss of business, loss of profits or other consequential damages which may be suffered by Tenant.

10.2         Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3         Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1      Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$2,000,000 each occurrence $4,000,000 annual aggregate
Personal Injury Liability	$2,000,000 each occurrence $4,000,000 annual aggregate

10.3.2      Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3      Workers’ compensation insurance as required by law, to which Tenant shall attach a waiver of subrogation endorsement as requested by Landlord.

10.3.4      Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5      Tenant shall carry commercial automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3.6      Environmental Liability insurance (in form and substance satisfactory to Landlord) with limits of coverage not less than Two Million Dollars ($2,000,000.00) combined per occurrence and in the aggregate insuring against any and all liability with respect to the Premises and all areas appurtenant thereto arising out of any death or injury to any person, damage or destruction of any property, other loss, cost or expense resulting from any release, spill, leak or other contamination of the Premises, or any other property surrounding the Premises attributable to the presence of Hazardous Materials. Upon Landlord’s request, Tenant shall also obtain (at Tenant’s sole cost and expense) environmental impairment liability insurance and environmental remediation liability insurance (in form and substance (including limits) acceptable to Landlord).

10.3.7      Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) include Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A–/VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1, 10.3.2 and 10.3.4 above, have commercially reasonable deductible amounts. Tenant shall deliver certificates of insurance to Landlord on or before the Lease Commencement Date and before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4         Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided, however, that the foregoing waiver shall not apply to the extent of Tenant’s or Landlord’s obligation to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

10.5         Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and, during the Option Term only (if applicable), such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

10.6         Landlord’s Insurance. During the Lease Term, Landlord, as part of Operating Expenses, shall maintain property insurance covering the Project (excluding the property which Tenant is obligated to insure pursuant to the terms hereof) in the amount of the full replacement cost thereof. Such policy shall provide protection against “all risk of physical loss”. Such insurance shall be in such amounts and with such deductibles as Landlord reasonably deems appropriate but substantially consistent with the insurance maintained by other institutional owners of projects comparable to the Project in the general vicinity of the Project. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as Landlord or Landlord’s mortgagees or deed of trust beneficiaries may determine prudent. Notwithstanding any contribution by Tenant to the cost of insurance as provided in this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies maintained by Landlord and will not be named as an additional insured thereunder.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1         Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall notify Tenant of the estimated date of completion of the repair (“Estimated Repair Completion Date”). Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core in the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core in the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired and the Premises will be in substantially the same condition and usable for the same purposes as prior to the casualty. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2         Landlord’s Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.

11.3         Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

11.4         Tenant’s Termination Rights Following Damage. Tenant, at any time after the damage until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which event this Lease shall terminate as of the date of the giving of such notice, in any of the following circumstances: (i) Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is sixty (60) days longer than the Estimated Repair Completion Date stated in Landlord’s notice to Tenant as the estimated rebuilding period (which sixty (60) day period shall be deemed extended due to Force Majeure delays and/or delays caused by Tenant); (ii) the Estimated Completion Repair Date is more than two hundred ten (210) days following the damage; or (iii) material damage to a material portion of the Premises occurs within the last year of the Term to the extent that in Tenant’s judgment it cannot effectively operate its business in the Premises.

ARTICLE 12

CONDEMNATION

12.1         Permanent Taking. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises or parking area is taken, or if access to the Premises or parking areas are substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Project, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

12.2         Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1         Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Five Hundred Dollars ($500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2         Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1       The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2      The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3      The Transferee is either a governmental agency or instrumentality thereof;

14.2.4      The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5      The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6      The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

14.2.7       The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant; or

14.2.8       Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the three (3)-month period immediately preceding the Transfer Notice and Landlord has available space in the Project to accommodate the transferee’s space requirement.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within nine (9) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval.

14.3         Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises made in connection with the Transfer (which shall be subject to the Landlord right of consent to the extent provided herein), (ii) any brokerage commissions in connection with the Transfer, (iii) any concessions offered to the transferee, and (iv) attorneys fees and marketing costs (collectively, the “Subleasing Costs”). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee.

14.4         Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event of an assignment of this Lease or a sublease of more than seventy-five percent (75%) of the Premises, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5         Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer Premium, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s reasonable costs of such audit.

14.6         Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period. Notwithstanding anything to the contrary contained herein, transfers of interests on stock exchanges and other over-the-counter exchanges shall not be deemed to be a Transfer.

14.7         Space Users. Notwithstanding anything to the contrary contained in this Article 14, Tenant may permit persons who are working with Tenant or companies with shared management with Tenant to occupy portions of the Premises (not to exceed 5,000 square feet) on a temporary basis without triggering the requirements of this Article 14 and without Landlord’s prior approval so long as such third parties are consistent with the character of the Project as a first class office and laboratory project and Tenant has notified Landlord of the existence of such third parties in the Premises.

14.8         Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets or stock of Tenant in one or a series of transactions, (iv) any entity into which Tenant is merged or consolidated, or (v) in connection with any deemed Transfer due to a transfer of shares or membership interests under Section 14.6 above where Tenant remains the tenant under this Lease (all such persons or entities described in (i), (ii), (iii), (iv) and (v) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 14, provided that:

14.8.1      Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article

14.8.2      Tenant gives Landlord prior written notice of any such assignment or sublease to an Affiliate (or, in the event that confidentiality agreements or applicable laws preclude such prior disclosure, promptly after the effective date thereof);

14.8.3      Any such Affiliate (or Tenant, if Tenant is to remain the tenant under this Lease) has, following the effective date of any such assignment or sublease, a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles, which is sufficient (in Landlord’s reasonable good faith opinion) to meet the obligations of Tenant under this Lease or the applicable Transfer document;

14.8.4      Any such assignment or sublease, exclusive of such Transfer as may occur pursuant to Section 14.6, shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

14.8.5      Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

The Tenant executing this Lease may be referred to herein as the “Original Tenant.” An Affiliate that is an assignee of Original Tenant’s entire interest in this Lease may be referred to as an “Affiliate Assignee.”

Notwithstanding anything to the contrary contained herein, transfers of interests on stock exchanges and other over-the-counter exchanges shall not be deemed to be a Transfer.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1         Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2           Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition as improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Tenant’s restoration obligations may also include satisfying Landlord’s commercially reasonable procedures regarding the cleaning of any lab systems and sealing any connection points of any such lab systems to the Premises, all at Tenant’s sole cost and expense. At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all required governmental releases obtained by Tenant in accordance with applicable laws, including laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey. Tenant shall, upon the expiration or earlier termination of this Lease, furnish to Landlord evidence that Tenant has closed all governmental permits and licenses, if any, issued in connection with Tenant’s or Tenant’s Parties’ activities at the Premises. If any such governmental permits or licenses have been issued and Tenant fails to provide evidence of such closure on or before the expiration or earlier termination of this Lease, and such failure prevents Landlord from legally being permitted to re-let the Premises, then until Tenant does so, the holdover provisions of Article 16 of this Lease shall apply. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cablingand wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant’s obligations under this Section 15.2 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, Tenant shall be entitled to hold over in the Premises for a maximum of three (3) months without liability for such holdover (including, without limitation, any indemnity obligation as set forth above) if Tenant provides Landlord with three (3) months’ prior written notice (“Holdover Notice”) of its exercise of such right. The Holdover Notice shall specify the period (up to three (3) months) for which Tenant elects to hold over and this Lease shall be extended for such hold over period and during such hold over, Tenant shall pay in advance, monthly Base Rent at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder, including, but not limited to, any Additional Rent. In the event Tenant fails to timely deliver the Holdover Notice to Landlord, or if Tenant holds over beyond the period specified in the Holdover Notice, then during such unauthorized holding over, Tenant shall pay in advance, monthly Base Rent at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including, but not limited to, any Additional Rent.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate, which, as submitted by Landlord, shall be in the form as may be reasonably required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or Landlord’s prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes; provided that such instruments do not decrease Tenant’s rights or increase Tenant’s obligations hereunder. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. If any guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, current financial statements of the guarantor in a form consistent with the foregoing criteria. Tenant will not be required to deliver financial statements if such statements are publicly available to Landlord.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to any future ground leases of the Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease, require in writing that this Lease be superior thereto; provided that a condition precedent to Tenant’s obligation to subordinate to any future ground lessor or mortgagee shall be that such party provide Tenant with a commercially reasonable non-disturbance agreement. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever (except as expressly permitted in this Lease), to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, or ground leases; provided that such instruments do not decrease Tenant’s rights or increase Tenant’s obligations hereunder. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within sixty (60) days after the execution of this Lease, Landlord shall obtain a non-disturbance agreement from the holder of any pre-existing mortgage encumbering the Building in the form attached hereto as Exhibit E and Tenant shall execute the same.

ARTICLE 19

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

19.1           Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1            Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after the same is due; or

19.1.2            Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3            Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

19.1.4            Tenant makes an assignment for the benefit of creditors.

19.1.5            A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets.

19.1.6            Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code.

19.1.7            Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days.

19.1.8            Tenant fails to deliver an estoppel certificate in accordance with Article 17 and such failure continues for five (5) days after written notice.

19.1.9            Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

19.2           Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1            Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i)            the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)           the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any market concessions made to obtain a new tenant; plus

(v)           at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2            Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3            Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3           Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4           Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5           Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6           Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.7           Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

(i)            Those acts specified in the Bankruptcy Code or other applicable laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such applicable laws;

(ii)           A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

(iii)          A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

(iv)         The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. As part of Operating Expenses (to the extent not excluded as may be provided in this Lease), Landlord shall comply with applicable laws pertaining to the common areas of the Project. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building’s life safety system (collectively the “Excluded Changes”); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant’s improvements or alterations to and/or manner of use of the Premises (for other than typical office and lab uses), Landlord shall perform such work, at Tenant’s cost (which shall be paid by Tenant to Landlord within ten (10) business days after Tenant’s receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all governmentally mandated present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable prior written notice (not less than 24 hours) to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (during the last year only); (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other regularly scheduled services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord shall at all times be accompanied by a representative of Tenant before entering any Secured Area, and Landlord will otherwise follow Tenant’s commercially reasonable safety and security procedures. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with one (1) business day prior written notice of the specific date and time of such Landlord inspection. Notwithstanding the foregoing, Landlord will be permitted to enter into a Secured Area without a representative of Tenant in the event of an emergency which poses an imminent risk of injury to persons or property where no representative of Tenant is readily available, or in the event Tenant fails to provide a representative after Landlord has made such request on two (2) occasions at least one (1) business day in advance.

ARTICLE 23

PARKING

Throughout the Lease Term, Tenant shall have the right to use, on a “first-come, first-serve” basis, in common with other tenants of the Building and free of parking charges, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Areas servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant will, and will use commercially reasonable efforts to cause its employees and visitors to, comply with (A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Areas by Landlord, and/or Landlord’s Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building; provided that the foregoing will not reduce Tenant’s parking rights hereunder or decrease the number of parking spaces available for Tenant’s use. Landlord (and/or any other owners of the Project) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Areas (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Areas; provided that none of the foregoing reduce Tenant’s parking rights hereunder or decrease the number of parking spaces available for Tenant’s use. Landlord may delegate its responsibilities hereunder to a parking operator (the “Parking Operator”) in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) business days after Landlord’s demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and visitors and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time. Landlord shall use good faith efforts to ensure that no other tenant or occupant of the Project is overburdening the parking facilities of the Building.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1           Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2           Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3           No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4           Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) business days following the request therefor. Landlord will pay all costs associated with any ancillary documents pursuant to this Section, including recording fees and taxes.

24.5           Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer and the transferee’s assumption of Landlord’s obligations under this Lease, Landlord shall automatically be released from all liability under this Lease arising from and after such transfer and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project (including proceeds therefrom) and such transferee shall be without personal liability under this Lease (other than its interest in the Project), and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Neither Landlord’s affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord’s affiliates (unless such parties are Landlord’s agent for service). No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

24.6           Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7           Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8           Tenant’s Signs. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises and for multi-tenant floors (if any) on which the Premises are located, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located. Tenant may install signage within the Premises without approval so long as such signage is not visible from outside the Premises. Such signs shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building, the Other Existing Buildings or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9           Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10         Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11         Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12         Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13         No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14         Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Project (including any proceeds thereof), and none of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15         Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.

24.16         Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Buildings and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project as a first class office and laboratory Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Buildings or Project.

24.17         Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, epidemics, pandemics, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Landlord or Tenant pursuant to this Lease and except with respect to Tenant’s obligations under the Tenant Work Letter (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18         Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19         Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, or (C) delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the day shown on the delivery receipt (or two (2) days after it is mailed as provided in this Section 24.19 if no delivery receipt is received), the date overnight courier delivery is made or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.20         Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21         Representations. Tenant represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Project is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) to Tenant’s knowledge, neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

24.22         Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23         Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24         Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25         Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers. Landlord will compensate Brokers for commissions due on account of this Lease pursuant to a separate agreement.

24.26         Mutual Consequential Damages Waiver. Notwithstanding anything contained in this Lease to the contrary but subject to Article 16 hereof, neither party will be liable to the other for any business interruption, loss of profit or other punitive or consequential damages arising out of this Lease or any Default hereunder.

24.27         Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Buildings and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building (outside of the Premises), the Other Existing Buildings and any portion of the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the names of the Building, the Other Existing Buildings or Project or use pictures or illustrations of the Building, the Other Existing Buildings or Project in advertising or other publicity, without the prior written consent of Landlord, other than to identify Tenant’s address or location.

24.28         Building Directory. Landlord shall include Tenant’s name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant’s cost.

24.29         Intentionally Omitted.

24.30         Landlord’s Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Existing Buildings, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Buildings or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Buildings, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Buildings, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Buildings and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Buildings and/or the Project; provided that Landlord will at all times ensure that Tenant has access to the Premises and parking areas and will take commercially reasonable measures to minimize any unreasonable interference with Tenant’s occupancy. Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent; provided that Landlord will at all times ensure that Tenant has access to the Premises and parking areas and will take commercially reasonable measures to minimize any unreasonable interference with Tenant’s occupancy. Landlord reserves full control over the Project to the extent not inconsistent with Tenant’s enjoyment the same as provided in this Lease. This reservation includes Landlord’s right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project; provided that no such actions increase Tenant’s obligations under this Lease or decrease Tenant’s rights under this Lease.

24.31         Intentionally Omitted.

24.32         Net Lease. This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided herein.

24.33         Water Sensors. Tenant shall, at Tenant’s sole cost and expense, be responsible for installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”). The Water Sensors shall be installed in any areas in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains) (the “Sensor Areas”). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s reasonable discretion. The installation of any such Water Sensors will be subject to Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Landlord reserves the right to require Tenant, at Tenant’s sole cost and expense, to remove all Water Sensors installed by Tenant, and repair any damage caused by such removal; provided, however, if the Landlord does not require the Tenant to remove the Water Sensors as contemplated by the foregoing, then Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the Water Sensors shall be unblocked and ready for use by a third-party). If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

24.34         Tenant’s Roof Rights. To the extent Tenant desires to utilize a portion of the roof of the Building for Tenant’s equipment then the same shall be subject to all of the terms and conditions of Article 8 of this Lease.

[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to executed the day and date first above written.

“Landlord”:

BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company

By:	/s/ Michael Gerrity
Name:	Michael Gerrity
Its:	President

”Tenant”:

QUANTUM-SI INCORPORATED, a Delaware corporation

By:	/s/ Michael McKenna
Name:	Michael McKenna
Its:	President

By:	/s/ Christian LaPointe
Name:	Christian LaPointe
Its:	GC and Secretary

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the semen* or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

EXHIBIT A

EXHIBIT A-1

SITE PLAN OF PROJECT

EXHIBIT A-1

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core in its current “As-Is” condition existing as of the date of the Lease and the Lease Commencement Date (subject to Landlord’s obligations pursuant to Section 1.2 of the Lease). Except for Landlord’s completion of the Spec Improvements (in substantial accordance with the spec plan attached hereto as Schedule 2) and Tenant Improvements (described below) and payment of the Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project; provided, however, that Landlord, at Landlord’s sole cost, shall pay for any initial test fit space plan for the Premises but only to the extent prepared by McFarlane Architects.

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of the Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by McFarlane Architects, dated May 10, 2021 (the “Final Space Plan”), which Final Space Plan is attached hereto as Schedule 1. Based upon and in conformity with the Final Space Plan, Landlord shall cause McFarlane Architects and Landlord’s designated engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as reasonably determined by Landlord. Within five (5) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iii) hereinbelow. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause McFarlane Architects and the engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”. The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”. Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) increase the costs of the design, permitting or construction of the Tenant Improvements above the costs of the design, permitting and construction of those tenant improvements depicted in the Final Space Plan (unless Tenant agrees to pay such increased costs); (ii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iii) require any changes to the Base, Shell and Core or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings”.

EXHIBIT B

SECTION 3

CONSTRUCTION AND COSTS OF TENANT IMPROVEMENTS

Landlord previously planned to construct certain speculative improvements in the Premises, which speculative improvements are depicted on the space plan attached to this Work Letter as Schedule 2 (the “Spec Improvements”). Landlord will pay for and perform the Spec Improvements in accordance with Schedule 2 at Landlord’s cost (which will not be charged against the Allowance). Landlord will use commercially reasonable efforts to cause the construction of the Tenant Improvements to be in substantial accordance with the work schedule attached hereto as Schedule 3. All budgets and estimates for the Tenant Improvements will break down costs into those payable by Landlord as part of the Spec Improvements and those chargeable to Tenant due to changes or additions to the Spec Improvements required by the Construction Drawings. Landlord shall cause a general contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements (collectively, the “Permits”), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord shall pay for the costs of the design, permitting and construction of the Tenant Improvements; provided that Landlord’s contribution to those elements of the Tenant Improvements chargeable to Tenant shall be in an amount up to, but not exceeding, Thirty Dollars ($30.00) per rentable square foot of the Premises (i.e., up to Seven Hundred Sixty-Seven Thousand Five Hundred Eighty Dollars ($767.580.00), based on 25,586 rentable square feet of the Premises) (the “Allowance”). The cost of the design, permitting and construction of the Tenant Improvements shall include Landlord’s construction supervision and management fee in an amount equal to the product of (i) four percent (4%) and (ii) the amount equal to the sum of the Allowance and the Over-Allowance Amount (as such term is defined below). Tenant shall pay for all costs of the design, permitting and construction of the Tenant Improvements (other than costs associated with the Spec Improvements) in excess of the Allowance (“Over-Allowance Amount”), which payment shall be made to Landlord within ten (10) business days after Tenant’s receipt of invoice therefor from Landlord and, in any event, prior to the date Landlord causes the Contractor to commence construction. If after Tenant pays the Over-Allowance Amount Tenant requests any changes, change orders or modifications to the Approved Working Drawings (which Landlord approves pursuant to Section 2 above) which increase the costs of the design, permitting and construction of the Tenant Improvements, Tenant shall pay such increased cost to Landlord within five (5) business days after Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications. In no event shall Landlord be obligated to pay for, nor shall the Tenant Improvement Allowance be used to pay for, the costs of any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; the costs of such items shall be paid for by Tenant from Tenant’s own funds. Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of the Allowance not used to pay for the costs of the design, permitting and construction of the Tenant Improvements. Notwithstanding anything above to the contrary, in the event there exists an Over-Allowance Amount, Tenant shall have the option, exercisable upon written notice to Landlord prior to the date Tenant is obligated to pay such Over-Allowance Amount, to receive a one-time additional improvement allowance (the “Additional Allowance”) in the amount not to exceed Five Dollars ($5.00) per rentable square foot of the Premises, (i.e., up to One Hundred Twenty-Seven Thousand Nine Hundred Thirty Dollars ($127,930.00) based on 25,586 rentable square feet in the Premises). In the event Tenant exercises such option and as consideration for Landlord providing such Additional Allowance to Tenant, the Base Rent payable by Tenant throughout the entire seventy-six (76) month initial Lease Term (“Amortization Period”) shall be increased by an amount sufficient to fully amortize such Additional Allowance throughout said seventy-six (76) month period based upon monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of eight percent (8%) per annum (the “Amortization Rent”) and such Amortization Rent shall be subject to the annual Base Rent increases of three percent (3%). By way of illustration, if Tenant utilizes the entire Additional Allowance then the initial monthly Base Rent payable by Tenant under the Lease shall be increased by $2,151.07 and the Base Rent schedule set forth in Section 8 of the Summary shall be revised to reflect such increased initial Base Rent and such increased Base Rent shall be subject to the annual increases of three percent (3%) for all time periods under the Lease. Such revised Base Rent schedule shall be memorialized in an amendment to the Lease to be executed by Landlord and Tenant. In the event the Lease shall terminate for any reason, excluding as a result of a default by Landlord under the terms of the Lease or this Tenant Work Letter, Tenant acknowledges and agrees that the unamortized balance of the Additional Allowance which has not been paid by Tenant to Landlord as of the termination date pursuant to the foregoing provisions of this Section 3, shall become immediately due and payable as unpaid rent which has been earned as of such termination date. In addition, in no event shall the Amortization Rent be abated for any reason whatsoever. The Allowance and the Additional Allowance may collectively be referred to herein as the “Allowances”. In no event shall Landlord be obligated to make disbursements for the cost of the Tenant Improvements pursuant to this Tenant Work Letter in a total amount which exceeds the Allowances. The Additional Allowance may only be used for permanently affixed improvements to the Premises; provided, however, that an amount not to exceed Seventy-Six Thousand Seven Hundred Fifty-Eight Dollars ($76,758.00) of the Allowances in the aggregate may be utilized by Tenant for the purchase and installation of furniture, fixtures and equipment for the Premises. Any unused amount of the Allowance existing as of the date that is twelve (12) months after the Lease Commencement Date shall be the sole property of Landlord, and Landlord will have no obligation to disburse any Additional Allowance which has not been requested by Tenant before such date.

EXHIBIT B

SECTION 4

READY FOR OCCUPANCY;
SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1            Ready for Occupancy; Substantial Completion. For purposes of the Lease: (i) the Premises shall be “Substantially Completed” upon Substantial Completion of the Premises; and (ii) “Substantial Completion of the Premises” shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractor.

4.2            Delay of the Substantial Completion of the Premises. As used in the Lease, “Tenant Delay(s)” shall mean any of the following to the extent they cause an actual delay in Substantial Completion of the Premises:

4.2.1            Tenant’s failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

4.2.2            a breach by Tenant of the terms of this Tenant Work Letter or the Lease;

4.2.3            Tenant’s request for changes in any of the Construction Drawings;

4.2.4            Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building, where no reasonable substitutes exist or Tenant refuses to accept such reasonable substitutes;

4.2.5 any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord); or

4.2.6            any other acts or omissions of Tenant, or its agents, or employees.

EXHIBIT B

SECTION 5

MISCELLANEOUS

5.1            Tenant’s Entry Into the Premises Prior to Lease Commencement Date. Subject to the terms hereof and provided that Tenant and its agents do not interfere with the Contractor’s work in the Project, the Building and the Premises, at Landlord’s reasonable discretion, Landlord shall allow Tenant access to the Premises at least sixty (60) days prior to the Lease Commencement Date for the purpose of Tenant installing equipment and/or fixtures (including Tenant’s data and telephone equipment) in the Premises and, to the extent allowed under applicable laws, the commencement of business therein. Prior to Tenant’s entry into and occupancy of the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and the Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry and occupancy, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s contractors (including the Contractor), agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date) but Tenant shall be responsible for the cost of all utilities during such occupancy of the Premises. Such requirements shall include, without limitation, that Tenant and any other parties allowed access to the Premises shall provide Landlord with evidence of insurance as required by the Lease. Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable for any uninsured damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord, Tenant shall promptly reimburse Landlord for such extra costs.

5.2            Tenant’s Representative. Tenant has designated Stephanie MacLeod as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3            Landlord’s Representative. Landlord has designated Evan Gutenberg as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4            Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5            Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises (after all applicable notice and cure periods), then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law or in equity, Landlord shall have the right to cause the Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion of the Premises caused by such inaction by Landlord as a Tenant delay). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to a default by Tenant as described in Section 19.1 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) business days after Tenant’s receipt of a statement therefor, any and all out of pocket costs incurred by Landlord (including any portion of the Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.6            Warranties for Tenant Improvements. Landlord will obtain industry standard one (1) year warranties from the contractors performing the Tenant Improvements and will assign such warranties to Tenant.

EXHIBIT B

SCHEDULE 1

FINAL SPACE PLAN

[See attached]

SCHEDULE 1

SCHEDULE 1

SCHEDULE 2

LANDLORD'S SPEC PLAN

[See attached]

SCHEDULE 2

SCHEDULE 3

TENANT IMPROVEMENT SCHEDULE

[See attached]

SCHEDULE 3

SCHEDULE 3

SCHEDULE 3

JB PACIFIC

PHASE3 REAL ESTATE PARTNERS

5510 Morehouse: QSI - 4th Floor

Activity ID	Activity Name	Original Duration	Start	Finish	2021 Q3	2021 Q4	2022 Q1	2022 Q2
PCO.1040	Punchlist Corrections	5	10-Jan-22	14-Jan-22			Punchlist Corrections	
PCO.1050	Owner Training	5	10-Jan-22	14-Jan-22			Owner Training	
PCO.1000	Submit Final Pay Application	5	24-Jan-22	28-Jan-22			Submit Final Pay Application	

Actual Work | Critical Remaining Work | Summary | Remaining Work | Milestone

PRELIMINARY PROJECT SCHEDULE

June 2, 2021

SCHEDULE 3

EXHIBIT C

CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE

This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE (“Confirmation/Amendment”) is made and entered into effective as of __________, 20__, by and between BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company (“Landlord”) and QUANTUM-SI INCORPORATED, a Delaware corporation (“Tenant”).

R E C I T A L S :

A.            Landlord and Tenant entered into that certain Lease dated as of ________________ (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at __________________, _________________, California ______.

B.            Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C.            Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Confirmation of Dates. The parties hereby confirm that the term of the Lease commenced as of _____________________ for a term of ____________________ ending on _________________, 20__ (unless sooner terminated as provided in the Lease. Tenant shall commence to pay rent on __________, 20__ (“Rent Commencement Date”).

2.            No Further Modification. Except as set forth in this Confirmation/Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

EXHIBIT C

IN WITNESS WHEREOF, this Confirmation/Amendment has been executed as of the day and year first above written.

“Landlord”:

BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company

By
Name:
Its:

”Tenant”:

QUANTUM-SI INCORPORATED, a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project.

1.            Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

2.            All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.

3.            Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other reasonable procedures adopted by Landlord from time to time; Tenant shall pay for the reasonable costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.            Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.            No oversized furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein by Tenant, Tenant shall be solely liable for any resulting damage or loss.

EXHIBIT D

6.            Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable first class office and lab buildings in the vicinity of the Building.

7.            No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

8.            The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

9.            Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

10.            The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11.            Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

12.            Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined reasonably by Landlord.

13.            Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

14.            No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and/or laboratory purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any Hazardous Materials in violation of applicable Laws or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of Hazardous Materials by Tenant, and shall remain solely liable for the costs of abatement and removal caused by any violation of applicable Law.

EXHIBIT D

15.            Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16.            Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles or other vehicles.

17.            Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

18.            No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will reasonably assist in conserving energy in their suite with regards to practices and equipment.

19.            Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the reasonable approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

20.            Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

21.            All contractors, contractor’s representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

22.            Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without prior written consent of Landlord, and without Landlord’s consent, no person or persons shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

23.            Tenant shall only employ persons from a list of exclusive vendors selected by Landlord for the removal of hazardous waste materials from the Building and the Project.

24.            Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

25.            Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall, at no material cost to Tenant, comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of), all at no material cost to Tenant, any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

EXHIBIT D

26.            Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

27.            Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.            Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.

29.            No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises visible from the Building exterior without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

30.            The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.

31.            Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, cleaning and janitorial services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.

32.            Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

33.            Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

34.            Tenant shall not knowingly take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall cease the action in violation of the foregoing promptly after notice of the Labor Disruption.

EXHIBIT D

35.            No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.

36.            Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

37.            Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

38.            The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

39.            Tenant shall comply with all Building security procedures as Landlord may effectuate; provided Tenant’s rights under the Lease are not adversely affected.

40.	Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.

PARKING RULES AND REGULATIONS

1.            Landlord reserves the right to establish and reasonably change the hours for the Parking Areas, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Areas without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Areas or on the Project. The Parking Areas may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Areas overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.

2.            Tenant (including Tenant’s employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Areas.

3.            Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

4.            All directional signs and arrows must be observed.

5.            The speed limit shall be 5 miles per hour.

6.            Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

7.            Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)            areas not striped for parking;

(b)            aisles;

(c)            where “no parking” signs are posted;

(d)            ramps; and

(e)            loading zones.

EXHIBIT D

8.            Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of any such parking identification device may not be obliterated. Any parking passes and/or devices supplied by Landlord (or the Parking Operator, as the case may be) are not transferable and any pass or device in the possession of an unauthorized holder will be void.

9.            Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10.            Every parker is required to park and lock his/her own car.

11.            Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.

12.            Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.

13.            Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

14.            Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Areas, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Areas and other persons, or any other casualty or cause outside of Landlord’s control. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Areas; (ii) Tenant uses the Parking Areas at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property not caused by Landlord or its agents or employees or those of the Parking Operator.

15.            Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above or (ii) in any way or manner reasonably objectionable to Landlord.

16.            Tenant’s right to use the Parking Areas will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are not reduced or otherwise adversely affected. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Notwithstanding the foregoing, Landlord will use good faith efforts to enforce parking allocations in the event Tenant notifies Landlord the parking facility is overburdened. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

17.            If the Parking Area(s) is/are damaged or destroyed, or if the use of the Parking Area(s) is/are limited or prohibited by any governmental authority, or the use or operation of the Parking Area(s) is/are limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s reasonable control, Tenant’s inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Notwithstanding the foregoing, Landlord will use good faith efforts to provide Tenant with alternative parking within a reasonable distance of the Premises during any time that parking is unavailable or restricted.

EXHIBIT D

18.            Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided that Tenant’s parking is not reduced or otherwise adversely affected. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

COMMON AREA AMENITIES

1.            Tenant understands that Landlord may provide certain common area amenities for Tenant’s nonexclusive use. Such amenities are for the use of tenants during regular business hours and shall be reserved through the management office in advance. Tenant and Tenant’s agents, employees and invitees shall adhere to all nondiscriminatory rules Landlord sets forth in respect to use of the amenities, which may change from time to time.

2.            Tenant understands and agrees that: (i) Tenant uses the amenities at its own risk; and (ii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property.

3.            All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to limit Tenant’s use of any equipment or amenities to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever. If Tenant has reason to believe that any equipment is malfunctioning, Tenant shall notify Landlord immediately.

4.            Tenant shall be responsible for the cost of repairs or replacements of any amenities that are not returned to management after use or are damaged during the use of any such amenity by Tenant or Tenant’s agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.

5.            Tenant shall conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.

6.            Tenant shall not bring any food or beverages into any amenity area.

7.            No alcoholic beverages shall be permitted at the amenities at any time.

8.            Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

EXHIBIT D

EXHIBIT E

FORM OF SUBORDINATION,
NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[See attached]

RECORDING REQUESTED BY: WHEN RECORDED MAIL TO: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 Attention: Krystyna M. Blakeslee, Esq. Email: kblakeslee@willkie.com

SPACE ABOVE THIS LINE FOR RECORDER’S USE

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the Agreement”) is dated as of      ______________, 2021, and is by and among BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company, having an office at Attention: W. Neil Fox, III, 4380 La Jolla Village Drive, Suite 230, San Diego, California 92122 (“Landlord”), QUANTUM-SI INCORPORATED, a Delaware corporation, having an office at _________________ (“Tenant”), and TRTX 2019-FL4 ISSUER, LTD., as the Participation Agent for the benefit of TPG RE Finance 12, Ltd., as the Participation A-1 Holder, and TRTX 2021-FL4 Issuer, Ltd, as the Participation A-2 Holder, in accordance with their respective rights under the Participation Agreement and Future Funding Indemnification Agreement, having an office at 888 Seventh Avenue, 35th Floor, New York, New York 10106 (together with its designees, affiliates, subsidiaries, successors and/or assigns, collectively “Agent”) (as agent for the benefit of TRTX 2021-FL4 ISSUER, LTD., as Participation A-2 Holder for the benefit of TPG RE Finance 12, Ltd., as the Participation A-1 Holder, and TRTX 2021-FL4 Issuer, Ltd., as the Participation A-2 Holder, in accordance with their respective rights under the Participation Agreement and Future Funding Indemnification Agreement, having an office at 888 Seventh Avenue, 35th Floor, New York, New York 10106 (together with its successors and assigns and such other co-lenders under the Loan, “Lender”).

WHEREAS, Lender has made or intends to make a loan to Landlord (the “Loan”), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Promissory Note”) and secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the “Mortgage”, recorded in the Official Records of the County of San Diego on August 28, 2019 as Document No. 2019-0369561) encumbering the real property located at 5510 Morehouse Drive, San Diego, California 92121, and more particularly described on Exhibit A annexed hereto and made a part hereof (the “Property”);

WHEREAS, by an unrecorded lease agreement (the “Lease”) dated [__________. ____], between Landlord (or Landlord’s predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (such portion of the Property hereinafter referred to as the “Premises”);

WHEREAS, Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord; and

WHEREAS, Lender and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided.

EXHIBIT E

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.            Tenant covenants, stipulates and agrees that the Lease and all of Tenant’s right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.            Agent agrees that if Agent exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Agent will not disturb Tenant’s right to use, occupy and possess the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period under any term, covenant or condition of the Lease.

3.            If, at any time Agent or Lender (or any person, or such person’s successors or assigns, who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called “Successor Landlord”) as Tenant’s landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments and Successor Landlord shall assume and perform all obligations of Landlord which accrue from and after the date upon which Successor Landlord obtains the right to possession or succeeds to Landlord’s interest. Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Agent or to any Successor Landlord, such other instrument or instruments as Agent or such other person shall from time to time request in order to confirm said attornment.

4.            Landlord authorizes and directs Tenant to honor any written demand or notice from Agent instructing Tenant to pay rent or other sums to Agent rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Agent and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Agent or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.

5.            If Agent or Lender shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Agent, Lender, or any Successor Landlord shall not be:

(a)            liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent succeeded to any prior landlord (including Landlord); or

(b)            obligated to cure any defaults of any prior landlord (including Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including Landlord), prior to the time that Agent, Lender, or any Successor Landlord succeeded to the interest of such landlord under the Lease (but such party will remedy any ongoing defaults which continue after the date upon which Lender or Successor Landlord succeeds to Landlord’s interest); or

(c)            obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property;

(f)            subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord) except for offsets or defenses which arise from any act or omission of any prior landlord (including Landlord) that continues after the date of Agent’s, Lender’s or Successor Landlord’s acquisition of the Property of which Agent, Lender or Successor Landlord received written notice prior to transfer of the Property and Agent, Lender or Successor Landlord was given the opportunity to cure the default in accordance with Section 6(a) of this Agreement and solely to the extent the applicable cure period has expired and Agent, Lender or Successor Landlord did not cure such default in accordance with Section 6(a); or

EXHIBIT E

(g)            bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance; or

(h)            bound by any amendment, modification, termination or surrender of the Lease made without the written consent of Agent except for amendments or modifications regarding the renewal or extension of the Lease that may be expressly permitted pursuant to the terms of the Lease; or

(i)             liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Agent or any Successor Landlord has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant’s obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).

6.              Tenant hereby represents, warrants, covenants and agrees to and with Agent:

(a)             to deliver to Agent, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Agent. Agent or Lender shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Agent or Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Agent or Lender a period of thirty (30) days beyond any period afforded to Landlord for the curing of such default during which period Agent or Lender may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings) during which period Agent or Lender may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Lease (but not to exceed one hundred twenty (120) days in any case (or such greater number of days as may be reasonably necessary to acquire possession of the Property if possession is necessary to effect such cure)). If the Lease shall terminate for any reason, upon Agent’s written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Agent a new lease of the Premises for the remainder of the term of the Lease and upon all of the same terms, covenants and conditions of the Lease;

(b)            that Tenant is the sole owner of the leasehold estate created by the Lease; and

(c)             to promptly certify in writing to Agent, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease to Tenant’s actual knowledge and to deliver to Agent any tenant estoppel certificates required under the Lease.

7.              Tenant acknowledges that the interest of Landlord under the Lease is assigned to Agent solely as security for the Promissory Note, and Agent shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Agent shall specifically undertake such liability in writing or Agent becomes and then only with respect to periods in which Agent becomes, the fee owner of the Property.

8.              This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).

9.              This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Promissory Note) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

EXHIBIT E

10.            All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant, or Agent appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

If to Agent:	TRTX 2019-FL4 ISSUER,LTD.
888 Seventh Avenue, 35th Floor
New York, NY 10106
Attention: Deborah J. Ginsberg
Facsimile: (212) 405-8626

With a copy to:	TRTX 2019-FL4 ISSUER,LTD.
888 Seventh Avenue, 35th Floor
New York, NY 10106
Attention: TRT Asset Management
Facsimile: (212) 430-7531
Email: dginsberg@tpg.com
Email: trtam@situs.com

With a copy to:	Willkie Farr& Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Krystyna M. Blakeslee,Esq.
Email: kblakeslee@willkie.com

With a copy to:	Situs Asset Management
150 East 52nd Street, Suite 4002
New York, NY 10022
Attention: Lawrence Ross
Facsimile: (212) 294-1301
Email: Lawrence.Ross@situs.com

With a copy to:	Situs Asset Management
150 East 52nd Street, Suite 4002
New York, NY 10022
Attention: Dale Chick
Facsimile: (212) 380-9352

Tenant:

Attention:
Facsimile:

If to Tenant:

Attention:
Facsimile:

EXHIBIT E

With a copy to:

If to Landlord:	BP3-SD5 5510 Morehouse Drive LLC
4380 La Jolla Village Drive, Suite 230
San Diego, CA 92122
Attention: W. Neil Fox,III
Email: fox@p3re.com

with a copy to:	Greenberg Traurig, LLP
1840 Century Park East, Ste. 1900
Los Angeles, CA 90067-2121
Attention: Garin T. Muranaka,Esq.
Email: muranakag@gtlaw.com

11.            If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

12.            In the event Agent or Lender shall acquire Landlord’s interest in the Premises, Tenant shall look only to the estate and interest, if any, of Agent or Lender in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Agent or Lender as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Agent or Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant’s use or occupancy of the Premises or any claim arising under this Agreement.

13.            If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

14.            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT E

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

AGENT:

TRTX 2019-FL4 ISSUER, LTD., as the Participation Agent for the benefit of TPG RE Finance 12, Ltd., as the Participation A-1 Holder, and TRTX 2021-FL4 Issuer, Ltd, as the Participation A-2 Holder, in accordance with their respective rights under the Participation Agreement and Future Funding Indemnification Agreement

By: Situs Holdings, LLC, solely in its capacity as Special Servicer under the Servicing Agreement

By:
Name:
Title:

ACKNOWLEDGMENT

State of ________________	)

County of _______________	) ss.:

On the ____ day of __________ in the year 2021 before me, the undersigned, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

________________________________
Signature and Office of individual
taking acknowledgment

EXHIBIT E

LENDER:

TRTX 2021-FL4 ISSUER, LTD., as Participation A-2 Holder for the benefit of TPG RE Finance 12, Ltd., as the Participation A-1 Holder, and TRTX 2021-FL4 Issuer, Ltd., as the Participation A-2 Holder, in accordance with their respective rights under the Participation Agreement and Future Funding Indemnification Agreement

By: Situs Holdings, LLC, solely in its capacity as Special Servicer under the Servicing Agreement

By:
Name:
Title:

ACKNOWLEDGMENT

State of ________________	)

County of _______________	) ss.:

On the ____ day of __________ in the year 2021 before me, the undersigned, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

________________________________

Signature and Office of individual

taking acknowledgment

EXHIBIT E

TENANT:

QUANTUM-SI INCORPORATED, a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of__________________ )

County of________________ )

On __________________ before me, ______________________________, a Notary Public, personally appeared, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

______________________________________ (Seal)

Signature of Notary Public

EXHIBIT E

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company

By:
Name: W. Neil Fox, III
Title: Chief Executive Officer

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of San Diego)

On _______________ before me, __________________________, a Notary Public, personally appeared _________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

______________________________________ (Seal)

Signature of Notary Public

EXHIBIT E

Exhibit A

Legal Description of Property

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

[To Be Attached]

EXHIBIT E

EXHIBIT F

GENERAL STORAGE AREA
[See Attached]

GENESIS
| The root of innovation |

STORAGE ROOMS ASSIGNMENTS

5510 MOREHOUSE – SUITE 400

Tenant Storage

5510 Morehouse Drive, San Diego, CA

RIDER 1

EXTENSION OPTION RIDER

This Extension Option Rider (“Extension Rider”) is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1.            Extension Option. Landlord hereby grants Tenant one (1) option (the “Extension Option”) to extend the Lease Term for a period of sixty (60) months (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant, Tenant has previously been in default under the Lease more than three times beyond all applicable notice and cure periods. The Extension Option is personal to the Original Tenant and any Affiliate Assignee and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of Tenant’s interest in the Lease) if the Original Tenant or such Affiliate Assignee leases and occupies the entire Premises as of the date of Tenant’s delivery of the Exercise Notice.

2.            Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Fair Market Rental Rate for comparable office/laboratory space in the Sorrento Mesa submarket of San Diego. As used herein, the “Fair Market Rental Rate” shall mean the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location (including views) and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Building, the Other Existing Buildings in the Project and in other comparable first-class biotechnology buildings in the Sorrento Mesa submarket, taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

3.            Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is nine (9) months prior to the expiration of the initial Lease Term, exercise the Extension Option by delivering written notice (“Exercise Notice”) thereof to Landlord. Tenant’s failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant’s waiver of the Extension Option.

4.            Determination of Option Rent. If Tenant timely and appropriately objects in its Exercise Notice to Landlord to the Fair Market Rental Rate for the Option Term initially determined by Landlord, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of such Exercise Notice (the “Outside Agreement Date”), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.6 below; provided, however, Landlord shall not submit an amount in excess of that set forth in the Option Rent Notice. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such fifteen (15) business day period shall conclusively be deemed to be such party’s approval of the Fair Market Rental Rate submitted within such fifteen (15) business day period by the other party.

4.1            Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be an independent real estate broker who shall have no ongoing relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class biotechnology office buildings in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

4.2            The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

4.3            The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord’s or Tenant’s submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

4.4            The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

4.5            If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

4.6            If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days after the fifteen (15) day period described in Section 4.2 above, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the San Diego County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof. Landlord and Tenant shall each pay the costs of its own arbitrator and fifty percent (50%) of the cost of the third arbitrator.

Rider 1